Exhibit 99.1
FOA Appoints New Board Members Andrew Essex and Cory Gardner

Strategic Appointments Strengthen FOA in Key Areas for its Growth Plans

PLANO, Texas – March 20, 2025 -- Finance of America Companies Inc. (“FOA” or the “Company”) (NYSE: FOA), a leading provider of home equity-based financing solutions for a modern retirement, today announced the appointment of Andrew Essex and former U.S. Senator Cory Gardner to its Board of Directors. Their addition brings a wealth of expertise in marketing, public policy, and strategic growth, further strengthening the Company’s leadership as it continues to expand its impact on senior homeowners.
Andrew Essex is a recognized leader in marketing and brand strategy, having served as the former CEO of Droga5, one of the world’s most influential advertising agencies. With decades of experience in media, communications, and corporate storytelling, Essex brings a deep understanding of consumer engagement and brand positioning that will help FOA continue to educate and empower retirees.
Cory Gardner served as a U.S. Senator from Colorado from 2015 to 2021 and previously as a U.S. Representative. With extensive experience in legislative affairs, financial services, and regulatory policy, Gardner will provide valuable insights into the evolving financial landscape and help guide FOA in fostering relationships with policymakers and industry stakeholders.
“I’m thrilled to welcome Andrew and Cory to our Board,” said Brian Libman, Chairman and Founder of FOA. “Andrew’s innovative marketing acumen and Cory’s deep understanding of public policy will be instrumental as we continue to enhance our offerings and advocate for responsible financial solutions for older Americans.”

FOA remains committed to providing financial security and peace of mind to retirees through its industry-leading solutions. The Company looks forward to leveraging the expertise of its newly appointed board members to further its mission and drive long-term growth.

About FOA

Finance of America Companies Inc. (NYSE: FOA) is a leading provider of home equity-based financing solutions for a modern retirement. In addition, FOA offers capital markets and portfolio management capabilities primarily to optimize the distribution of its originated loans to investors. FOA is headquartered in Plano, Texas. For more information, please visit www.financeofamericacompanies.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements include, but are not limited to, statements related to the Company’s expectations regarding new appointments to its Board of Directors, the performance of the Company’s business, the Company’s financial results, the Company’s liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “budgets,” “forecasts,”

“anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual outcomes or results to differ materially from those indicated in these statements, including, among others, those described under “Part I—Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2025 (the “Form 10-K”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements contained herein. All of these factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond the Company’s control. For further information on these and other risk factors affecting the Company, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, please visit the SEC’s website at www.sec.gov. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the Company’s objectives and plans will be achieved. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

For FOA Media: pr@financeofamerica.com
For FOA Investor Relations: ir@financeofamerica.com